Exhibit 3.5

RESTATED

CERTIFICATE OF INCORPORATION

OF

ADVANTAGE HEALTH CORPORATION

Advantage Health Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Advantage Health Corporation.

The date of filing its original Certificate of Incorporation with the Secretary of State was February 22, 1990.

2. This Restated Certificate of Incorporation, duly adopted in accordance with Section 245 of the General Corporation Law of Delaware, amends and restates the Certificate of Incorporation of the Corporation in full as follows:

FIRST: The name of the Corporation is Advantage Health Corporation.

SECOND: The Corporation shall have perpetual duration.

THIRD: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

FOURTH: The nature of the business or purposes to be conducted or promoted

(a) To engage in the business of providing comprehensive rehabilitation and clinical healthcare services on an ambulatory and inpatient basis in rehabilitation clinics and hospitals to the general public through the provision of physician services, physical therapy, social and/or psychological, respiratory therapy, cardiac rehabilitation, pulmonary rehabilitation, occupational therapy, speech pathology, prosthetic and orthotic devices, nursing care, drugs and biologicals, supplies, appliances and equipment and other services and to do any and all things necessary and appropriate to carry out such business effectively, including, without limitation, the owning, leasing, management and operation of medical facilities and other physical properties, either directly or indirectly, or in concert with others.

(b) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, consisting of 1,000 shares of Common Stock, par value $.01 per share.

SIXTH: The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of Directors need not be by written ballot. The names and mailing addresses of the Board of Directors, to serve until their successors are elected and qualified pursuant to the General Corporation Law of the State of Delaware and the Bylaws adopted by this Corporation, are as follows:

Richard M. Scrushy

Two Perimeter Park South

Birmingham, Alabama 36243

Aaron Beam. Jr.

Two Perimeter Park South

Birmingham, Alabama 35243

Anthony J. Tanner

Two Perimeter Park South

Birmingham, Alabama 35243

SEVENTH: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to, or repeal of, this Article SEVENTH shall apply to, or have any effect on, the liability or alleged liability of any Director for, or with respect to, any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, Advantage Health Corporation has caused its corporate seal to affixed hereto and caused this Restated Certificate of Incorporation to executed by Anthony J. Tanner, its Executive Vice President and attested by William W. Horton, its Assistant Secretary, this 26th day of March, 1996.

ADVANTAGE HEALTH CORPORATION

By:	/s/ Anthony J. Tanner
Anthony J. Tanner
Vice President

ATTEST:

/s/ William W. Horton
William W. Horton
Assistant Secretary

[SEAL]

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ADVANTAGE HEALTH MANAGEMENT CORP.

AHC DEVELOPMENT CORP.

ADVANTAGE HEALTH VENTURE CORP.

ADVANTAGEHEALTH COMPREHENSIVE CARE CORP.

ADVANTAGE HEALTH ARLINGTON CORP.

INTO

ADVANTAGE HEALTH CORPORATION

* * * * *

Pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, Advantage Health Corporation, a Delaware corporation (the “Company”), hereby certifies as follows:

FIRST: That the Company was incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of the following corporations (all of such entities being collectively called the “Subsidiaries”):

(a) Advantage Health Management Corp., a Massachusetts corporation;

(b) AHC Development Corp., a Massachusetts corporation;

(c) Advantage Health Venture Corp., a Massachusetts corporation;

(d) AdvantageHEALTH Comprehensive Care Corp., a Massachusetts corporation; and

(e) Advantage Health Arlington Corp., a Massachusetts corporation;

THIRD: The Plans of Merger, duty adopted by the Board of Directors of the Company, are hereto attached as Exhibit A and incorporated herein by reference as of the date hereof.

FOURTH: That the Company, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board, on the 23rd day of December, 1996, determined to and did merge into itself said Subsidiaries on the conditions set forth in such resolutions:

NOW THEREFORE, BE IT RESOLVED, that the Plan be, and hereby is, in all respects approved in the form presented to the Board, subject to such additional or revised terms and conditions as may be negotiated; and

BE IT FURTHER RESOLVED, that the Board hereby authorizes and empowers the Chairman of the Board, President and Chief Executive Officer of the Company, any Executive Vice President, Senior Vice President or Group Vice President of the Company, and the Secretary or any Assistant Secretary of the Company, to be an Authorized Representative, as such term is hereinafter used in these resolutions; and

BE IT FURTHER RESOLVED, that the Authorized Representatives be, and each of them hereby is, authorized, for and on behalf of the Company, to negotiate, execute and deliver the Plan and to take any and all actions, to make, execute, file and/or record any and all documents and instruments deemed necessary or advisable in order to effect the transactions contemplated by the Plan or by the foregoing resolutions, the taking of such actions and the execution of such documents to be conclusive of their power and authority to do so; and

BE IT FURTHER RESOLVED, that without limiting the foregoing, the Authorized Representatives be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to make, execute and acknowledge a Certificate of Ownership and Merger/Articles of Merger and to file the same in the office of the Secretary of State of the State of Delaware and such other public offices as may be necessary or advisable to effect such merger; and

BE IT FURTHER RESOLVED, that the Authorized Representatives be, and each of them hereby is, authorized, for and on behalf of the Company and under its corporate seal if appropriate, to deliver all agreements and instruments and take all further actions that they deem necessary or appropriate in order to carry out the purposes of the Plan and the foregoing resolutions.

FIFTH: The merger of the Subsidiaries into the Company shall become effective at the close of business on the thirty-first day of December, 1996, Eastern Standard Time.

IN WITNESS WHEREOF, said Advantage Health Corporation has caused this Certificate to be signed by William W. Horton, its Vice President, this 23rd day of December, 1996.

ADVANTAGE HEALTH CORPORATION

/s/ William W. Horton
William W. Horton
Its Vice President

This Document Prepared By:

Ross N. Cohen

Haskell Slaughter & Young, L.L.C.

1200 AmSouth/Harbert Plaza

1901 Sixth Avenue North

Birmingham, Alabama 35203

EXHIBIT A

PLAN OF MERGER

The terms and conditions of the following Plan of Merger were advised, authorized and approved by the Board of Directors of Advantage Health Corporation, in the manner prescribed by the Articles/Certificates of Incorporation or charters of the constituent corporations, the General Corporation Law of the State of Delaware and the Massachusetts Business Corporation Law:

1. Advantage Health Corporation, a Delaware corporation (the “Parent”) shall merge into itself its wholly-owned subsidiary Advantage Health Management Corp., a Massachusetts corporation (the “Subsidiary”) and assume all of said Subsidiary’s liabilities and obligations, with the Parent being the surviving corporation.

2. Upon the effectiveness of such merger, (a) the separate corporate existence of the Subsidiary shall cease, (b) all outstanding shares of capital stock of the Subsidiary shall be canceled and no shares of capital stock of the Parent shall be issued as a result of the merger, (c) all corporate acts, liabilities and obligations of the Subsidiary shall become the acts, liabilities and obligations of the Parent, and (d) the merger shall have all effects specified in applicable provisions of the General Corporation Law of the State of Delaware and the Massachusetts Business Corporation Law.

3. No amendments to the Certificate of Incorporation of the Parent shall occur as a result of such merger.

4. The Chairman of the Board, President and Chief Executive Officer of the Parent, any Executive Vice President, Senior Vice President or Group Vice President of the Parent, and the Secretary or any Assistant Secretary of the Parent, are hereby authorized and directed to make, execute and acknowledge a Certificate of Ownership and Merger/Articles of Merger and to file the same in the office of the Secretary of State of the State of Delaware and such other public offices as may be necessary or advisable to effect such merger.

IN WITNESS WHEREOF, the undersigned have hereunto caused this Plan of Merger to be executed by their respective duly authorized corporate officers, as of this of 23rd day of December, 1996.

ADVANTAGE HEALTH CORPORATION

By:	/s/ William W. Horton	(SEAL)
William W. Horton
Its Vice President

ATTEST:

By:	/s/ C. Drew Demaray
C. Drew Demaray
Assistant Secretary

ADVANTAGE HEALTH MANAGEMENT CORP.

By:	/s/ Anthony J. Tanner	(SEAL)
Anthony J. Tanner
Its Secretary

ATTEST:

By:	/s/ William W. Horton
William W. Horton
Assistant Secretary